EXHIBIT 10.3

Consulting Services Agreement

   This Consulting Services Agreement ("Agreement") with an effective date of the 15th day of December, 2015 ("Effective Date") is entered by and between

21st Century Digital Media, Inc.

 ("Consultant"), a strategic advisor to emerging growth companies, and

30 DC, INC (OTC: TDCH)

("Client"), a publicly traded Maryland Corporation, with reference to the following:

RECITALS

   A.   Client desires to be assured of the services of Consultant in order to avail itself of Consultant's experience, skills, knowledge, abilities and background in the fields of business development, and financial consulting.  Client is therefore willing to engage Consultant upon the terms and conditions set forth herein.

   B.   Consultant agrees to be engaged and retained by Client upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Engagement.   Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to provide financial consulting services and to become a strategic and financial advisor to Client and to render such advice and including but not limited to the following:

Consultant intends to (a) Evaluate financial assumptions and forecasts prepared by the Client, (b) Provide advice regarding the value of the Client, (c) Examine the capital structure of the Client, (d) Assist the Client to complete a business and financial plan, (d) Assist the Client develop and target business development initiative, (e) Assist the Client develop and target mergers and acquisition opportunities, (f) Assist the Client recruit additional management and board of directors members, (g) Assist the Client identify financing sources (h) Assist the Client in developing custom publishing division

2.   Term.   The term of this Agreement ("Term") shall commence on the effective date and continue for a period of One Year as follows:  Financial consulting services to Client will begin on the effective date.

3.   Compensation.   In connection with the appointment of Consultant hereunder and as consideration for Consultant entering into this Agreement, Client and Consultant agree to the following:

a.   Engagement Fee:   For the performance of its consulting services hereunder Consultant shall receive an initial fee of Three Hundred Thousand (300,000) restricted 144 securities of the Client stock.  Within 15 days of execution of this Agreement, Client shall notify its transfer agent to issue a certificate for the stock in the name of Client.

b.   Monthly Fee:   For ongoing services hereunder Consultant shall receive a monthly fee of US $3,000 which depending on Client's cash liquidity will be paid in cash, accrued as a liability or combination thereof. The first monthly fee shall be due on December 31, 2015 and the last monthly fee shall be due on November 30, 2016.

C.   Incentive Fee:   Consultant shall have the opportunity to earn the following incentive fees;

Custom Publishing:

First Custom Publishing Customer At Least $50,000 In Revenue - Two Hundred Thousand (200,000) restricted 144 securities of the Client stock

Second Custom Publishing Customer At Least $50,000 In Revenue - One Hundred Thousand (100,000) restricted 144 securities of the Client stock

Business Development Partnership:

Business Development Partnership, Introduced To Company By Consultant, Which Produces At Least $50,000 In Revenue - Two Hundred Thousand (200,000) restricted 144 securities of the Client stock

Client Financing:

Funded Capital Raise Of At Least $500,000, From Investors Introduced To Client By Consultant - Six Hundred Thousand (600,000) restricted 144 securities of the Client stock

Client M&A Activity:

Consummation Of Merger Or Acquisition Of Client By Party Introduced To Client By Consultant - Six Hundred Thousand (600,000) restricted 144 securities of the Client stock

4.   Remedy.   If Client breaches this Agreement by not paying any compensation or fee payments due, Consultant may terminate or suspend all performances or services remaining to be rendered by Consultant under this Agreement and Client will remain liable for all remaining payments due under this Agreement.

5.   Exclusivity; Performance; Confidentiality.   The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client.  Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner.  Client and Consultant acknowledge and agree that confidential and valuable information proprietary to either one party and obtained during its business relationship with either one party, shall not be, directly or indirectly, disclosed without the prior express written consent of the other party, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential. All non public information shall be deemed "Confidential."  Consultant may disclose Client's confidential information pursuant to applicable laws or regulations, provided that Consultant may disclose only information required for services and performances hereunder.

6.   Independent Contractor.   In its performance hereunder, Consultant and its agents shall be an independent contractor.  Consultant shall complete the services required hereunder according to its own means and methods of work, shall be in the exclusive charge and control of Consultant and shall not be subject to the control or supervision of Client.  Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner, unless otherwise mutually agreed.

7.   Indemnification and Representation.   Client agrees to save harmless, indemnify and defend Consultant, its agents and employees from and against any cost, loss, damage, liability, judgment and expense whatsoever, including attorney's fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Consultant under this Agreement unless due to gross negligence or fraud by Consultant.

8.   Non Transfer and Non Assignability.  This Agreement shall be non transferable and non assignable by either party.

9.  Miscellaneous.   No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.  This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations.  This agreement may, if required, be signed in counterparts, or by facsimile.  Neither party assumes any responsibilities or obligation whatsoever, other than the responsibilities and obligations expressly set forth in this Agreement or a separate written agreement between Client and Consultant.  Neither party shall be liable under the provisions of this Agreement for damages on account of accidents, fires, acts of God, government actions, state of war, or any other causes beyond the control of the party whether or not similar to those enumerated.  In the event of a conflict between this Agreement and any future agreements executed in connection herewith, the provisions of this Agreement shall generally prevail.  It is acknowledged and agreed by Client and Consultant that should any provision of this Agreement be declared or be determined  to be illegal or invalid by final determination of any court of competent  jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.  This Agreement is subject to all federal, state, and local government regulations, and shall be construed in accordance with the laws of the United States.   IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

21st Century Digital Media, Inc.

Signature: /s/ Gregory H. Laborde

Name: Gregory H. Laborde

Title: Director

30 DC, INC

Signature:   /s/ Henry Pinskier

Name:  Henry Pinskier

Title:  Chairman